Exhibit 10.71

Execution Version

AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND POST-CLOSING
UNDERTAKINGS AGREEMENT

          THIS AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND POST-CLOSING UNDERTAKINGS AGREEMENT (this “Amendment”), dated as of August 15, 2004, is made among The Chalone Wine Group, Ltd., a California corporation (the “Borrower”), the financial institutions listed on the signature pages hereof under the heading “THE LENDERS” (each a “Lender” and, collectively, the “Lenders”), and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch as agent for the Lenders (in such capacity, the “Agent”).

RECITALS:

     WHEREAS, the Borrower, the Lenders and the Agent are parties to an Amended and Restated Credit Agreement dated as of May 11, 2004 (as further amended from time to time, the “Credit Agreement”);

     WHEREAS, in connection with the execution of the Credit Agreement, the Borrower and the Agent entered into a letter agreement regarding post-closing undertakings dated May 11, 2004 (the “Post-Closing Undertakings Agreement”); and

     WHEREAS, the Borrower has requested that the Agent enter into certain amendments to the Credit Agreement and the Post-Closing Undertakings Agreement, and the Agent and the Lenders have agreed to such amendments, subject to the terms and conditions set forth herein.

AGREEMENT:

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

          SECTION 1 Definitions; Interpretation.

          (a) Terms Defined in Credit Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          (b) Interpretation. The rules of interpretation set forth in Section 1.03 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

          SECTION 2 Amendments to the Credit Agreement.

          (a) Amendments. The Credit Agreement shall be amended as follows, effective as of the date of satisfaction of the conditions set forth in Section 4 (the “Effective Date”):

          (i) The following definitions are added to Section 1.01 of the Credit Agreement:

“Proposed Acquisition” means the proposed acquisition of all or some portion of the Borrower’s outstanding publicly held shares of common stock by an affiliate of Domaines Barons de Rothschild (Lafite), announced on May 17, 2004 or a proposed acquisition by a competing bidder or bidders of all or some portion of the Borrower’s outstanding publicly held shares of common stock, as any such proposals may be amended from time to time.

“Processing Payable” means, in respect of the Borrower or any Subsidiary Guarantor, the aggregate amount due from the Borrower or such Subsidiary Guarantor to Courtside Cellars, LLC, Kendall-Jackson Wine Estates and Sebastiani Winery and Vineyards, on account of any crops, produce, or other farm products provided by such Person to the Borrower or such Subsidiary Guarantor as to which crops, produce or other farm products such Person has unwaived or unsubordinated processor’s lien rights, to the extent of such unwaived or unsubordinated lien rights.

          (ii) The definition of “Borrowing Base” in the Credit Agreement is amended by inserting “and Processing Payables” immediately following the term “Grower Payables” in clauses (i) and (ii) thereof.

          (iii) The definition of “Change of Control” in the Credit Agreement is amended by inserting the following sentence at the end thereof: “For the avoidance of doubt, the consummation of the Proposed Acquisition shall constitute a Change of Control.”

          (iv) The definition of “Consolidated EBIT” is amended and restated in its entirety to read as follows:

“Consolidated EBIT” means, for any period, Consolidated Net Income (computed without giving effect to any gains or losses from dispositions of assets and other extraordinary items) plus Consolidated Interest Expense plus income tax expense plus nonrecurring cash and non-cash charges allocated, accrued and/or paid in respect of the Proposed Acquisition during the period from May 17, 2004 to December 31, 2004 (not to exceed $1,000,000 in the aggregate with respect to expenses, and not to exceed $1,500,000 in the aggregate with respect to any “success fee”), in each case, which were deducted in determining Consolidated Net Income of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

          (v) The definition of “Consolidated EBITDA” is amended and restated in its entirety to read as follows:

“Consolidated EBITDA” means, for any period, Consolidated Net Income (computed without giving effect to any gains or losses from dispositions of assets and other extraordinary items) plus Consolidated Interest Expense plus income tax expense plus depreciation expense, amortization expense and other non-cash expenses plus nonrecurring cash and non-cash charges allocated, accrued and/or paid in respect of the

Proposed Acquisition during the period from May 17, 2004 to December 31, 2004 (not to exceed $1,000,000 in the aggregate with respect to expenses, and not to exceed $1,500,000 in the aggregate with respect to any “success fee”), in each case, which were deducted in determining Consolidated Net Income of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

          (vi) The definition of “Consolidated Net Income” is amended and restated in its entirety to read as follows:

“Consolidated Net Income” means, for any period, the net income of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, plus any expenses associated with the issuance or vesting of stock options issued by the Borrower on or after January 1, 2005, which expenses were deducted in determining the net income of the Borrower and its Subsidiaries on a consolidated basis, in each case, as determined in accordance with GAAP.

          (vii) Clause (v) of the definition of “Eligible Inventory” is amended and restated in its entirety to read as follows:

     (v) subject to the further restrictions in clause (vi) of this definition, if applicable, Inventory which is not in the direct possession of the Borrower or a Subsidiary Guarantor (except for Inventory at (A) one of the locations set forth in Part 1 of Schedule 1 to the Security Agreements or at a location set forth in a notice from the Borrower or a Subsidiary Guarantor to the Agent pursuant to Section 5(e) of the Security Agreements, which shall be considered eligible if the Agent has received a collateral access agreement, in form and substance reasonably satisfactory to it, with respect to any Inventory located at leased locations or (B) Courtside Cellars, LLC, Kendall-Jackson Wine Estates and Sebastiani Winery and Vineyards);

          (viii) Schedule 1 to the Borrowing Base Certificate attached to the Credit Agreement as Exhibit A is amended and restated in its entirety to read as set forth in Annex 1 hereto.

          (ix) Schedule 1 to the Compliance Certificate attached to the Credit Agreement as Exhibit B is amended and restated in its entirety to read as set forth in Annex 2 hereto.

          (b) Amendment to Table of Contents. The Table of Contents of the Credit Agreement shall be amended to the extent necessary to reflect the amendments to the Credit Agreement made in subsection (a).

          (c) References Within Credit Agreement. Each reference in the Credit Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

          SECTION 3 Amendment to Post-Closing Undertakings Agreement.

          Subject to the terms and conditions hereof, effective the Effective Date, the completion deadline of the third post-closing condition specified on Schedule 1 of the Post-

Closing Undertakings Agreement (the requirement of delivery of fully executed acknowledgements of bailees or collateral access agreements with respect to Inventory located at third-party locations or at locations leased by the Borrower or a Subsidiary Guarantor), shall be changed from May 28, 2004 to August 31, 2004.

          SECTION 4 Conditions of Effectiveness. The effectiveness of Sections 2 and 3 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

          (a) Fees; Costs and Expenses. The Borrower shall have paid (i) all fees then due in accordance with Section 7 and (ii) all invoiced costs and expenses then due in accordance with Section 8(e).

          (b) Loan Documents. The Agent shall have received the following Loan Documents:

          (i) this Amendment, executed by the Borrower and each Lender; and

          (ii) the consent of the Guarantors to the amendments contemplated by this Amendment, in substantially the form attached hereto.

          (c) Material Adverse Effect. On and as of the Effective Date, there shall have occurred no Material Adverse Effect since the Amendment Closing Date.

          (d) Representations and Warranties; No Default. On the Effective Date, after giving effect to the amendment of the Credit Agreement and the Post-Closing Undertakings Agreement contemplated hereby:

          (i) the representations and warranties contained in Section 5 shall be true and correct on and as of the Effective Date as though made on and as of such date; and

          (ii) no Default shall have occurred and be continuing.

          (e) Senior Secured Note Documents. The Agent shall have received executed copies of amendments to the Senior Secured Note Documents, which shall be in form and substance satisfactory to the Agent and the Majority Lenders and which shall amend the financial covenants and/or related definitions of the Senior Secured Note Documents to conform to the corresponding amendments made herein.

          (f) Additional Documents. The Agent shall have received, in form and substance satisfactory to it, such additional approvals, opinions, documents and other information as the Agent or any Lender (through the Agent) may reasonably request.

          (g) Secretary’s Certificate. The Agent shall have received, in form and substance satisfactory to it, a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Effective Date, certifying copies of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment.

          SECTION 5 Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower hereby confirms and restates, as of the date hereof, the representations and warranties made by it in Section 9.01 of the Credit Agreement and in the other Loan Documents. For the purposes of this Section 5, (i) each reference in Section 9.01 of the Credit Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Credit Agreement as amended by this Amendment, (ii) Section 9.01(p) of the Credit Agreement shall be deemed instead to refer to the last day of the most recent fiscal quarter and fiscal year for which financial statements have then been delivered, (iii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date), and (iv) the first sentence of this Section 5 shall take into account any amendments to the Schedules and other disclosures made in writing by the Borrower and the Guarantors to the Agent and the Lenders after the Amendment Closing Date and approved by the Agent and the Majority Lenders.

          SECTION 6 Covenant. The Borrower shall provide to the Agent, in form and substance satisfactory to it, all such further information relating to the Proposed Acquisition, the Processing Payables and stock options issued by the Borrower or its Subsidiaries as the Agent or any Lender (through the Agent) may reasonably request.

          SECTION 7 Fees. The Borrower shall pay (through the Agent) to each Lender that executes and delivers this Amendment by no later than 12:00 p.m. (Pacific time) on August 15, 2004, a non-refundable amendment fee equal to 0.10% of such Lender’s Commitment as of the Effective Date. Such amendment fee shall be fully-earned upon becoming due and payable, shall not be refundable for any reason whatsoever and shall be in addition to any fee, cost or expense otherwise payable by the Borrower pursuant to the Credit Agreement or this Amendment.

          SECTION 8 Miscellaneous.

          (a) Notice. The Agent shall notify the Borrower and the Lenders of the occurrence of the Effective Date and promptly thereafter distribute to the Borrower and the Lenders copies of all documents delivered under Section 4.

          (b) Credit Agreement and Post-Closing Undertakings Agreement Otherwise Not Affected. Except as expressly amended pursuant hereto, the Credit Agreement and the Post- Closing Undertakings Agreement shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lenders’ and the Agent’s execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith (collectively, the “Amendment Documents”) shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

          (c) Conditions. For purposes of determining compliance with the conditions specified in Section 4(e), each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto.

          (d) No Reliance. The Borrower hereby acknowledges and confirms to the Agent and the Lenders that the Borrower is executing this Amendment and the other Amendment Documents on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

          (e) Costs and Expenses. The Borrower agrees to pay to the Agent on demand the reasonable out-of-pocket costs and expenses of the Agent, and the reasonable fees and disbursements of counsel to the Agent (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith.

          (f) Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Agent and each Lender and their respective successors and assigns.

          (g) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          (h) Complete Agreement; Amendments. This Amendment, together with the other Amendment Documents and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except in accordance with the terms of Section 13.01 of the Credit Agreement.

          (i) Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Amendment shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Amendment, or the validity or effectiveness of such provision in any other jurisdiction.

          (j) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

          (k) Interpretation. This Amendment and the other Amendment Documents are the result of negotiations between and have been reviewed by counsel to the Agent, the

Borrower and other parties, and are the product of all parties hereto. Accordingly, this Amendment and the other Amendment Documents shall not be construed against any of the Lenders or the Agent merely because of the Agent’s or any Lender’s involvement in the preparation thereof.

           (l) Loan Documents. This Amendment and the other Amendment Documents shall constitute Loan Documents.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

THE BORROWER

THE CHALONE WINE GROUP, LTD.

By: /s/ Thomas B. Selfridge Name: Thomas B. Selfridge Title: President and CEO

THE AGENT

COOPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A., “RABOBANK
INTERNATIONAL”, NEW YORK BRANCH, as Agent

By: /s/ John McHugh Name: John McHugh Title: Vice President

By: /s/ Rebecca Morrow Name: Rebecca Morrow Title: Executive Director

THE LENDERS

COOPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A., “RABOBANK
INTERNATIONAL”, NEW YORK BRANCH, as
Issuing Lender, as Swingline Lender and as a
Lender

By: /s/ John McHugh Name: John McHugh Title: Vice President

By: /s/ Rebecca Morrow Name: Rebecca Morrow Title: Executive Director

FARM CREDIT WEST FLCA

By: /s/ Mark Littlefield Name: Mark Littlefield Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Albert V. Shuler Name: Albert Shuler Title: Vice President

COMERICA BANK

By: /s/ Misako Noda Name: Misako Noda Title: Vice President

ANNEX 1 TO AMENDMENT

SCHEDULE 1
to the Borrowing Base Certificate

Date of Calculation

A. Eligible Inventory.

1.	Inventory consisting of bulk wine to be sold in the bulk wine market

	A. Gross dollar value of Borrower’s and each Subsidiary Guarantor’s Inventory consisting of bulk wine which is of marketable quality and to be sold in the bulk wine market, valued at fair market value (as reported in the most recently published quarterly Turrentine Collateral Value Report or, if not available, an equivalent compilation selected in the Agent’s reasonable discretion)	$

	B. Grower Payables, if any, incurred in connection with such bulk wine	$

	C. Processing Payables, if any, incurred in connection with such bulk wine	$

D. Less ineligible Inventory (without duplication):
	(i) Inventory (other than bulk wine and Wine Bottling Inventory) consisting of raw materials, supplies, or work in process	$

	(ii) Inventory not owned by the Borrower or a Subsidiary Guarantor free and clear of all Liens and rights of others (other than Liens in favor of the Agent on behalf of the Lenders or Growers’ Liens or Production Liens)	$

	(iii) Inventory in which the Agent on behalf of the Lenders shall not have a valid and perfected first priority Lien, other than Growers’ Liens or Production Liens	$

	(iv) Inventory located anywhere other than California, Washington, the locations listed on Schedule 1 to either Security Agreement, or such other jurisdictions as shall have been	$

Schedule 1-1

approved by the Agent in writing

(v)	Inventory which is not in the direct possession of the Borrower or a Subsidiary Guarantor (except for Inventory at (A) one of the locations set forth in Part 1 of Schedule 1 to either Security Agreement, or at a location set forth in a notice from the Borrower or a Subsidiary Guarantor to the Agent pursuant to Section 5(e) of either Security Agreement, which shall be considered eligible if the Agent has received a collateral access agreement, in form and substance reasonably satisfactory to it, with respect to any Inventory located at leased locations or (B) Courtside Cellars, LLC, Kendall-Jackson Wine Estates or Sebastiani Winery and Vineyards)	$

(vi)	Inventory on lease or consignment or subject to warehousing arrangements, except for Inventory subject to warehousing arrangements (1) in form and substance acceptable to the Agent and approved in writing by the Agent and (2) which contain, or as to which the Agent has received, a subordination and/or waiver by the warehouseman in form and substance reasonably satisfactory to the Agent	$

(vii)	Inventory which is used or intended to be used in research and development	$

(viii)	Inventory which is obsolete, unmerchantable, spoiled, damaged or unfit for sale or further processing	$

(ix)	Inventory which is packaging, shipping, or advertising materials (other than Wine Bottling Inventory)	$

(x)	Inventory which is in the exercise of the Agent’s reasonable credit judgement, exercised in good faith, unacceptable to the Agent due to age, type, category or quantity, or is otherwise ineligible	$

E. 60% of (A minus B minus C minus D)		$

Schedule 1-2

2.	Inventory consisting of other bulk wine

	A. Gross dollar value of Borrower’s and each Subsidiary Guarantor’s Inventory consisting of bulk wine (not included as part of the bulk wine inventory to be sold i the bulk wine market in 1 above) which is of marketable quality and held for sale or use in the ordinary and usual course of business, valued at book value at the date of determination	$

	B. Grower Payables, if any, incurred in connection with such bulk wine	$

	C. Processing Payables, if any, incurred in connection with such bulk wine	$

D. Less ineligible Inventory (without duplication):

	(i) Inventory (other than bulk wine and Wine Bottling Inventory) consisting of raw materials, supplies, or work in process	$

	(ii) Inventory not owned by the Borrower or a Subsidiary Guarantor free and clear of all Liens and rights of others (other than Liens in favor of the Agent on behalf of the Lenders or Growers’ Liens or Production Liens)	$

	(iii) Inventory in which the Agent on behalf of the Lenders shall not have a valid and perfected first priority Lien, other than Growers’ Liens or Production Liens	$

	(iv) Inventory located anywhere other than California, Washington, the locations listed on Schedule 1 to either Security Agreement, or such other jurisdictions as shall have been approved by the Agent in writing	$

Schedule 1-3

(v)	Inventory which is not in the direct possession of the Borrower or a Subsidiary Guarantor (except for Inventory at (A) one of the locations set forth in Part 1 of Schedule 1 to either Security Agreement, or at a location set forth in a notice from the Borrower or a Subsidiary Guarantor to the Agent pursuant to Section 5(e) of either Security Agreement, which shall be considered eligible if the Agent has received a collateral access agreement, in form and substance reasonably satisfactory to it, with respect to any Inventory located at leased locations or (B) Courtside Cellars, LLC, Kendall-Jackson Wine Estates or Sebastiani Winery and Vineyards)	$

(vi)	Inventory on lease or consignment or subject to warehousing arrangements, except for Inventory subject to warehousing arrangements (1) in form and substance acceptable to the Agent and approved in writing by the Agent and (2) which contain, or as to which the Agent has received, a subordination and/or waiver by the warehouseman in form and substance reasonably satisfactory to the Agent	$

(vii)	Inventory which is used or intended to be used in research and development	$

(viii)	Inventory which is obsolete, unmerchantable, spoiled, damaged or unfit for sale or further processing	$

(ix)	Inventory which is packaging, shipping, or advertising materials (other than Wine Bottling Inventory)	$

(x)	Inventory which is in the exercise of the Agent’s reasonable credit judgement, exercised in good faith, unacceptable to the Agent due to age, type, category or quantity, or is otherwise ineligible	$

E. 70% of (A minus B minus C minus D)

Schedule 1-4

3.	Inventory consisting of cased wine or separately bottled wine

	A. Gross dollar value of Borrower’s and each Subsidiary Guarantor’s Inventory consisting of cased wine or separately bottled wine which is of marketable quality and held for sale or use in the ordinary and usual course of business of the posted F.O.B. selling price at the date of determination for the immediately preceding calendar month		$

B. Less ineligible Inventory (without duplication):
	(i)	Inventory (other than bulk wine and Wine Bottling Inventory) consisting of raw materials, supplies, or work in process	$

	(ii)	Inventory not owned by the Borrower or a Subsidiary Guarantor free and clear of all Liens and rights of others (other than Liens in favor of the Agent on behalf of the Lenders or Growers’ Liens or Production Liens)	$

	(iii)	Inventory in which the Agent on behalf of the Lenders shall not have a valid and perfected first priority Lien, other than Growers’ Liens or Production Liens	$

	(iv)	Inventory located anywhere other than California, Washington, the locations listed on Schedule 1 to either Security Agreement, or such other jurisdictions as shall have been approved by the Agent in writing	$

	(v)	Inventory which is not in the direct possession of the Borrower or a Subsidiary Guarantor (except for Inventory at (A) one of the locations set forth in Part 1 of Schedule 1 to either Security Agreement, or at a location set forth in a notice from the Borrower or a Subsidiary Guarantor to the Agent pursuant to Section 5(e) of either Security Agreement, which shall be considered eligible if the Agent has received a collateral access agreement, in form and substance reasonably satisfactory to it, with respect to any Inventory located at leased	$

Schedule 1-5

locations or (B) Courtside Cellars, LLC, Kendall-Jackson Wine Estates or Sebastiani Winery and Vineyards)

	(vi)	Inventory on lease or consignment or subject to warehousing arrangements, except for Inventory subject to warehousing arrangements (1) in form and substance acceptable to the Agent and approved in writing by the Agent and (2) which contain, or as to which the Agent has received, a subordination and/or waiver by the warehouseman in form and substance reasonably satisfactory to the Agent	$

	(vii)	nventory which is used or intended to be used in research and development	$

	(viii)	Inventory which is obsolete, unmerchantable, spoiled, damaged or unfit for sale or further processing	$

	(ix)	Inventory which is packaging, shipping, or advertising materials (other than Wine Bottling Inventory)	$

	(x)	Inventory which is in the exercise of the Agent’s reasonable credit judgement, exercised in good faith, unacceptable to the Agent due to age, type, category or quantity, or is otherwise ineligible	$

	C. 65% of (A minus B)		$

4.	Inventory consisting of Wine Bottling Inventory

	A. Gross dollar value of Borrower’s and each Subsidiary Guarantor’s Inventory consisting of Wine Bottling Inventory which is held for use in the ordinary and usual course of business, valued at book value at the date of determination		$

B. Less ineligible Inventory (without duplication):
	(i)	Inventory (other than bulk wine and Wine Bottling Inventory) consisting of raw materials, supplies, or work in process	$

Schedule 1-6

(ii)	Inventory not owned by the Borrower or a Subsidiary Guarantor free and clear of all Liens and rights of others (other than Liens in favor of the Agent on behalf of the Lenders or Growers’ Liens or Production Liens)	$

(iii)	Inventory in which the Agent on behalf of the Lenders shall not have a valid and perfected first priority Lien, other than Growers’ Liens or Production Liens	$

(iv)	Inventory located anywhere other than California, Washington, the locations listed on Schedule 1 to either Security Agreement, or such other jurisdictions as shall have been approved by the Agent in writing	$

(v)	Inventory which is not in the direct possession of the Borrower or a Subsidiary Guarantor (except for Inventory at (A) one of the locations set forth in Part 1 of Schedule 1 to either Security Agreement, or at a location set forth in a notice from the Borrower or a Subsidiary Guarantor to the Agent pursuant to Section 5(e) of either Security Agreement, which shall be considered eligible if the Agent has received a collateral access agreement, in form and substance reasonably satisfactory to it, with respect to any Inventory located at leased locations or (B) Courtside Cellars, LLC, Kendall-Jackson Wine Estates or Sebastiani Winery and Vineyards)	$

(vi)	Inventory on lease or consignment or subject to warehousing arrangements, except for Inventory subject to warehousing arrangements (1) in form and substance acceptable to the Agent and approved in writing by the Agent and (2) which contain, or as to which the Agent has received, a subordination and/or waiver by the warehouseman in form and substance reasonably satisfactory to the Agent	$

(vii)	Inventory which is used or intended to be	$

Schedule 1-7

				used in research and development	$

			(viii)	Inventory which is obsolete, unmerchantable, spoiled, damaged or unfit for sale or further processing	$

			(ix)	Inventory which is packaging, shipping, or advertising materials (other than Wine Bottling Inventory)	$

			(x)	Inventory which is in the exercise of the Agent’s reasonable credit judgement, exercised in good faith, unacceptable to the Agent due to age, type, category or quantity, or is otherwise ineligible	$

		C.	60% of (A minus B)		$

	5.	Total Inventory (sum of lines l.E, 2.E, 3.C and 4.C above)			$

	6.	Less applicable allowances and reserves (including depletion allowances and allowances and reserves for shrinkage or obsolescence) in respect of the Inventory included in 1, 2, 3 and 4 above
$

	7.	Eligible Inventory Borrowing Base (5 minus 6)			$

B.	Eligible Receivables.

	1.	Aggregate dollar value of the Borrower’s and each Subsidiary Guarantor’s rights to payment arising out of the sale or lease of goods or the performance of services in the ordinary and usual course of business (“Receivables”), payable in cash in Dollars
$

	2.	Less ineligible Receivables (without duplication):

		(i)	Receivables for which the Borrower’s or a Subsidiary Guarantor’s right to receive payment has not been fully earned by performance or is contingent upon the fulfillment of any condition whatsoever or which otherwise do not arise from a bona fide completed transaction
$

		(ii)	Receivables against which there are asserted any defenses, counterclaims, discounts (other than normal trade discounts) or offsets of any nature, whether well-founded or otherwise (but only to the extent of such asserted defenses, counterclaims,
$

Schedule 1-8

discounts or offsets) to the extent not already deducted as an allowance for doubtful accounts

(iii)	Receivables that do not comply in all material respects with all applicable legal requirements, including all laws, rules, regulations and orders of any Governmental Authority
$

(iv)	Receivables which represent a prepayment or progress payment or arising out of the placement of goods on consignment, guaranteed sale or other arrangement by reason of which the payment by the Receivable Debtor may be conditional or contingent
$

(v)	Receivables which are not owned by the Borrower or a Subsidiary Guarantor free and clear of all Liens and rights of others (other than the Liens in favor of the Collateral Agent or the Agent on behalf of the Lenders, or Growers’ Liens or Production Liens)
$

(vi)	Receivables in which the Collateral Agent or the Agent on behalf of the Lenders, shall not have a valid and perfected first-priority Lien (other than Growers’ Liens or Production Liens)
$

(vii)	Receivables owing (A) by the United States or any department, agency or instrumentality thereof, or (B) by a State or any department, agency, instrumentality or political subdivision thereof (other than State owned stores or other equivalent alcohol beverage control Receivable Debtors to the extent that there are no statutory, regulatory or other governmental restrictions on the grant of security interests in Receivables due from such Receivable Debtors), unless, in the case of Receivables described in subclause (A), the Agent has agreed to the contrary in writing and the Borrower has complied with the Federal Assignment of Claims Act with respect to such Receivables
$

(viii)	Receivables owing by any Receivable Debtor who is not a resident of or located in the United States or the Dominion of Canada
$
(ix)	Receivables not paid in full within 90 days from the date of invoice (to the extent not already deducted as an allowance for doubtful accounts)
$

Schedule 1-9

		(x)	Receivables owing by any Receivable Debtor who has failed to make full payment within 90 days from the date of invoice on more than 20% of the aggregate amount of Receivables owing to the Borrower and the Subsidiary Guarantors by such Receivable Debtor
$

		(xi)	that portion of Receivables owing by any single Receivable Debtor (other than Young’s Market or an Eligible Receivable Debtor) which exceeds 20% of the aggregate amount of Eligible Receivables owing to the Borrower and the Subsidiary Guarantors by all Receivable Debtors (to the extent not already deducted as an allowance for doubtful accounts)
$

		(xii)	Receivables which constitute the proceeds of Inventory which Inventory is at the same time included in the Borrowing Base
$

		(xiii)	Receivables owing by any Receivable Debtor who is the subject of an Insolvency Proceeding
$

		(xiv)	Receivables owing by an Affiliate of the Borrower or of a Subsidiary Guarantor
$

		(xv)	Receivables with respect to which the Agent, in its reasonable discretion, deems the creditworthiness or financial condition of the Receivable Debtor to be unsatisfactory or the prospect of payment or performance to be impaired and other Receivables which, in the exercise of the Agent’s good faith reasonable credit judgement are otherwise ineligible
$

	3.	Total ineligible Receivables (sum of (i) through (xv) of 2)		$

	4.	Less applicable allowances, reserves, discounts, returns, credits or offsets (including allowances or reserves for doubtful accounts)
$

	5.	Total Eligible Receivables (1 minus 3 minus 4 )		$

	6.	Eligible Receivables Borrowing Base (85% of 5)		$

C.	Borrowing Base and Availability

	1.	Total Borrowing Base (total of A.7 plus B.6 minus $7,000,000)		$

Schedule 1-10

2.	Revolving Commitments	$

3.	Lesser of C.I and C.2	$

4.	Outstanding aggregate principal amount of Revolving Loans, Swingline Loans and L/C Obligations
$

5.	Aggregate principal amount of Revolving Loans, Swingline Loans and L/C Obligations available for borrowing or issuance (if C.4 is less than C.3)
$

6.	Aggregate principal amount of Revolving Loans, Swingline Loans and L/C Obligations to be prepaid or cash collateralized, as the case may be (if C.4 is greater than C.3)
$

Schedule 1-11

ANNEX 2 TO AMENDMENT

Schedule 1
to the Compliance Certificate

Worksheet for Financial Covenants
for the accounting period ending                                       .

		Actual	Required
Section 10.02(a) – Leverage Ratio*

A.	Consolidated Indebtedness

	(i) total Indebtedness of the Borrower and its Subsidiaries on a consolidated basis	$

	(ii) accounts payable to trade creditors for goods and services (not the result of the borrowing of money) incurred in the ordinary course of the Borrower’s or the Subsidiaries’ business in accordance with customary terms and paid within the specified time (unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP)	$

	(iii) current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of the Borrower’s or the Subsidiaries’ business in accordance with customary terms and paid within the specified time (unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP).	$

	(iv) Indebtedness owing by the Borrower to the estate of Richard Graff in a principal amount not to exceed $1,000,000	$

	(i) minus (ii) minus (iii) minus (iv)	$

B.	600% of Consolidated Rent Expense (calculated on a rolling 4-quarter basis)	$

C.	A + B	$

* To be calculated without giving effect to the principal amount of the Shareholder Subordinated Debt or any interest payable thereunder.

Schedule 1-1

		Actual	Required
D.	Consolidated EBITDA (calculated on a rolling 4-quarter basis)

	(i) Consolidated Net Income (plus any expenses associated with the issuance or vesting of stock options issued by the Borrower on or after January 1, 2005, which expenses were deducted in determining the net income of the Borrower and its Subsidiaries on a consolidated basis; computed without giving effect to any gains or losses from dispositions of assets and other extraordinary items)	$

	(ii) Consolidated Interest Expense	$

	(iii) income tax expense	$

	(iv) depreciation expense	$

	(v) amortization expense	$

	(vi) other non-cash expenses	$

	(vii) nonrecurring cash and non-cash charges incurred in respect of the Proposed Acquisition during the period from May 17, 2004 to December 31,2004	$

Sum of (i) + (ii) + (iii) + (iv) + (v) + (vi) + (vii)		$

E.	Consolidated Rent Expense (calculated on a rolling 4-quarter basis)	$

F.	D + E	$

G.	Ratio of C to F
		:	See Section 10.02(a) of the Credit Agreement

* To be calculated without giving effect to the principal amount of the Shareholder Subordinated Debt or any interest payable thereunder.

Schedule 1-2

		Actual	Required
Section 10.02(b) — Consolidated Tangible Net Worth

A.	Minimum Consolidated Tangible Net Worth Calculation

	(i) $76,000,000	$76,000,000

	(ii) Net Issuance Proceeds received by the Borrower or any Subsidiary from the sale or issuance of equity securities to any Person other than the Borrower or any Subsidiary after December 31, 2001	$

	(iii) Net Issuance Proceeds received by the Borrower or any Subsidiary from the sale or issuance of Subordinated Debt to any Person other than the Borrower or any Subsidiary after December 31,2001	$

	(iv) 75% of positive Consolidated Net Income, if any, for each fiscal quarter elapsed after December 31, 2001	$

Sum of (i) + (ii) + (iii) + (iv)		$

B.	Consolidated Tangible Net Worth

	(i) Consolidated Total Assets	$

	(ii) Intangible Assets (including goodwill, organizational expense, research and development expense, patent applications, patents, trademarks, trade names, brands, copyrights, trade secrets, customer lists, licenses, franchises and covenants not to compete)	$

	(iii) Subordinated Debt	$

* To be calculated without giving effect to the principal amount of the Shareholder Subordinated Debt or any interest payable thereunder.

Schedule 1-3

	(iv) Consolidated Total Liabilities	$

		Actual	Required

(i) minus (ii) plus (iii) minus (iv)		$

C.	Excess (deficient) for covenant compliance (B minus A)	$

Section 10.02(c) — Interest Coverage Ratio*

A.	Consolidated EBIT (calculated on a rolling 4- quarter basis)	$

	(i) Consolidated Net Income (plus any expenses associated with the issuance or vesting of stock options issued by the Borrower on or after January 1, 2005, which expenses were deducted in determining the net income of the Borrower and its Subsidiaries on a consolidated basis; computed without giving effect to any gains or losses from dispositions of assets and other extraordinary items)	$

	(ii) Consolidated Interest Expense	$

	(iii) income tax expense	$

(iv) nonrecurring cash and non-cash charges incurred in respect of the Proposed Acquisition during the period from May 17, 2004 to December 31,2004

	Sum of (i) + (ii) + (iii) + (iv)	$

B.	Consolidated Interest Expense (calculated on a rolling 4-quarter basis)	$

C.	Ratio of A to B	:	See
Section 10.02(c) of the Credit Agreement

* To be calculated without giving effect to the principal amount of the Shareholder Subordinated Debt or any interest payable thereunder.

Schedule 1-4

		Actual		Required
Section 10.02(d) — Fixed Charge Coverage Ratio*
A.	Consolidated EBITDA (calculated on a rolling 4-quarter basis) [see calculation above for purposes of Section 10.02(a)]	$
B.	Fixed Charge calculation
	(i) Consolidated Interest Expense (calculated on a rolling 4-quarter basis)	$

(ii) regularly scheduled principal payments on Indebtedness (including such payments attributable to Capital Leases) of the Borrower and its Subsidiaries for the four consecutive fiscal quarters then most recently ended

$
	(iii) cash income taxes of the Borrower and its Subsidiaries for the four consecutive fiscal quarters then most recently ended	$
	(iv) Cash dividends of the Borrower and its Subsidiaries for the four consecutive fiscal quarters then most recently ended	$
	Sum of (i) + (ii) + (iii) + (iv)	$
C.	Ratio of A to B	$	:	See Section 10.02(d) of the Credit Agreement
Section 10.02(e)(i) — Capital Expenditure on new wine barrels
A.	Capital expenditures made on new wine barrels during fiscal year to date	$

*	To be calculated without giving effect to the principal amount of the Shareholder Subordinated Debt or any interest payable thereunder.

Schedule 1-5

		Actual	Required
B.	Capital expenditures on new wine barrels that could have been made during prior fiscal year but which were not made	$

C.	Maximum permitted capital expenditures on winebarrels ($ plus Line B above)	$	See Section 10.02(e) of the Credit Agreement

D.	Excess (deficient) for covenant compliance (C minus A)	$

Section 10.02(e)(ii) — Capital Expenditure on other fixed or capital assets

A.	Capital expenditures made on other assets during fiscal year to date	$

B.	Capital expenditures on other assets that could have been made during prior fiscal year but which were not made	$

C.	Maximum permitted capital expenditures on otherassets ($ plus Line B above)	$	See Section 10.02(e) of the Credit Agreement

D.	Excess (deficient) for covenant ompliance (C minus A)	$

Section 10.04(f)(viii) – Intercompany Loans

A.	Canoe Ridge

	(i) Actual Intercompany Loan Amount	$

	(ii) Maximum Permitted Intercompany Loan Amount	$
(adjusted annually)

	(iii) Covenant compliance (i = ii)	(Yes/No)

* To be calculated without giving effect to the principal amount of the Shareholder Subordinated Debt or any interest payable thereunder.

Schedule 1-6

		Actual	Required
B.	Edna Valley

	(i) Actual Intercompany Loan Amount	$

	(ii) Maximum Permitted Intercompany Loan	$
	Amount	(adjusted annually)

	(iii) Covenant compliance (i =ii)	(Yes/No)

C.	SHW

	(i) Actual Intercompany Loan Amount	$

	(ii) Maximum Permitted Intercompany Loan	$
	Amount	(adjusted annually)

	(iii) Covenant compliance (i =ii)	(Yes/No)

D.	Covenant compliance (only if answer to A(iii), B(iii) and C(iii) is Yes)	(Yes/No)

* To be calculated without giving effect to the principal amount of the Shareholder Subordinated Debt or any interest payable thereunder.

Schedule 1-7

     CONSENT AND AGREEMENT OF GUARANTORS

     Each of the undersigned, in its capacity as a Guarantor, acknowledges receipt of the Amendment to Amended and Restated Credit Agreement and Post-Closing Undertakings Agreement dated as of August 15, 2004 among The Chalone Wine Group, Ltd., (the “Borrower”), the Lenders party thereto, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch as agent for the Lenders (in such capacity, the “Agent”) (the “Amendment”) and that its consent to the Amendment is not required, but each of the undersigned nevertheless does hereby consent to the Amendment and to any documents and agreements referred to therein. Nothing herein shall in any way limit any of the terms or provisions of the Guaranty dated as of April 19, 2002 of the undersigned or the Collateral Documents executed by the undersigned in the Agent’s and the Lenders’ favor, or any other Loan Document executed by the undersigned (as the same may be amended from time to time), all of which are hereby ratified and affirmed in all respects.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Consent and Agreement of Guarantors as of August 15, 2004.

GUARANTORS:

EDNA VALLEY VINEYARD, as a guarantor		STATON HILLS WINERY COMPANY LIMITED, as a guarantor
By: The Chalone Wine Group, Ltd., Managing Joint
Venturer

By:	/s/ Thomas B. Selfridge	By:	/s/ Thomas B. Selfridge

Name:	Thomas B. Selfridge	Name:	Thomas B. Selfridge
Title:	President and CEO	Title:	President and CEO

CANOE RIDGE VINEYARD L.L.C.,		SHW EQUITY CO.,
as a guarantor		as a guarantor

By:	/s/ Thomas B. Selfridge	By:	/s/ Thomas B. Selfridge

Name:	Thomas B. Selfridge	Name:	Thomas B. Selfridge
Title:	President and CEO	Title:	President and CEO

CANOE RIDGE WINERY, INC., as a guarantor

By:	/s/ Thomas B. Selfridge

Name:	Thomas B. Selfridge
Title:	President and CEO